Exhibit 23.1

Deloitte & Touche LLP 1015 2nd Avenue, Suite 500 Seattle, WA98104 USA Tel: +1 206 716 7000 Fax: +1 206 965 7000 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2023 relating to the financial statements of Itron, Inc. and the effectiveness of Itron, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Itron, Inc. for the year ended December 31, 2022.

Seattle, Washington

May 22, 2023